As filed with the Securities and Exchange Commission on May 18, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cable One, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3060083 (I.R.S. Employer Identification No.)
210 E. Earll Drive Phoenix, Arizona 85012 (602) 364-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter N. Witty, Esq.
Senior Vice President, General Counsel and Secretary
Cable One, Inc.
210 E. Earll Drive
Phoenix, Arizona 85012
(602) 364-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Joseph D. Zavaglia, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 Telephone: (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	(1)	(1)(2)	(1)(2)	(2)
(1)
Omitted pursuant to Form S-3 General Instruction II(E). An indeterminate initial offering price or number of shares of common stock is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee with respect to the securities that may be offered in connection with this Registration Statement. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

PROSPECTUS

CABLE ONE, INC.

Common Stock

____________________

We may offer and sell from time to time, in one or more offerings, shares of our common stock, par value $0.01 per share (“common stock”). This prospectus describes the shares of common stock and the general manner in which we may offer them for sale. A prospectus supplement to this prospectus will describe the specific manner in which we will offer the shares of common stock.

We may sell shares of our common stock in amounts, at prices and on terms determined at the time of offering, which may be sold on an immediate, continuous or delayed basis directly, through underwriters, dealers or agents as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any shares of common stock, the applicable prospectus supplement will set forth any applicable commissions or discounts. We may also provide investors with a free writing prospectus that includes this information.

This prospectus may not be used to offer to sell any shares of our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering of shares of common stock. The prospectus supplement or a free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus, together with the documents incorporated by reference herein and therein, before you make an investment decision.

Our common stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “CABO.” On May 14, 2020, the closing sales price of our common stock as reported on the NYSE was $1,843.75 per share.
___________________

Investing in our common stock involves risk. You should consider the “Risk Factors” referred to on page 2 of this prospectus.

Our executive offices are located at 210 E. Earll Drive, Phoenix, Arizona 85012 and our telephone number is (602) 364-6000.
____________________

None of the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
____________________

The date of this prospectus is May 18, 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time sell an indeterminate amount of shares of our common stock in one or more offerings. This prospectus provides you with a general description of the common stock we may offer. Each time our common stock is offered, a supplement to this prospectus will be provided, and we may also provide you with a free writing prospectus, that contains information about the specific terms of that offering, including the specific amounts and prices of the shares of common stock offered. The supplement and any free writing prospectus may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any shares of our common stock, you should read carefully both this prospectus and the applicable prospectus supplement, together with the documents incorporated or deemed incorporated by reference herein (as described below under the heading “Incorporation by Reference”) and therein, any free writing prospectus we may file with the SEC, and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to, or incorporated by reference in, the registration statement for a complete description. See “Incorporation by Reference.” The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to the “Company,” “Cable One,” “we,” “our,” or “us” refer to Cable One, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industry, business, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf.

There are a number of risks, uncertainties, and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties, and other important factors include, among others, the risks, uncertainties and factors set forth below under “Risk Factors”, under “Risk Factors” in the applicable prospectus supplement and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (which information, in each case, is incorporated by reference herein).

For a more detailed discussion of these factors, see the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein and in other filings we make with the SEC. All forward-looking statements made in this prospectus and the documents incorporated by reference herein are qualified by these cautionary statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein speak only as of the date of this prospectus or of such document incorporated by reference herein. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Accordingly, readers of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

OUR COMPANY

We are a fully integrated provider of data, video and voice services in 21 Western, Midwestern and Southern states. We provide these broadband services to residential and business customers in more than 950 communities as of March 31, 2020. The markets we serve are primarily non-metropolitan, secondary and tertiary markets, with approximately 79% of our customers as of March 31, 2020 located in seven states: Arizona, Idaho, Illinois, Mississippi, Missouri, Oklahoma and Texas. Our biggest customer concentrations are in the Mississippi Gulf Coast region and in the greater Boise, Idaho region. We provided service to approximately 921,000 residential and business customers out of approximately 2.3 million homes passed as of March 31, 2020. Of these customers, as of March 31, 2020, approximately 793,000 subscribed to data services, 303,000 subscribed to video services and 136,000 subscribed to voice services.

In 2019, we began rebranding our business as Sparklight®. This new brand better conveys who we are and what we stand for – a company committed to providing our communities with connectivity that enriches their world.

Our principal executive offices are located at 210 E. Earll Drive, Phoenix, Arizona 85012. The telephone number at our principal executive office is (602) 364-6000. Our website address is www.cableone.biz. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your investment decision.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully read and consider the risks, uncertainties and other important factors set forth under the heading “Risk Factors” in the applicable prospectus supplement and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (which information, in each case, is incorporated by reference herein), as well as the other information contained or incorporated by reference or deemed incorporated by reference in this prospectus or in the applicable prospectus supplement, before you decide whether to purchase our common stock. See “Where You Can Find More Information” for more information on these reports. If any of the those risks actually occur, our business, financial position, results of operations or cash flows could be materially adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. The risks and uncertainties described in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. The occurrence of any of those risks or future or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial position, results of operations or cash flows. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, the repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Pending any specific application, we may initially invest funds in high-quality, short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is based upon our Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and our Amended and Restated By-laws (the “Amended and Restated By-laws”). The summary is a description of the material terms of, and is qualified in its entirety by, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 40 million shares of common stock, par value $0.01 per share, and 4 million shares of preferred stock, par value $0.01 per share. As of May 14, 2020, we had 5,729,449 shares of common stock outstanding and no shares of preferred stock outstanding

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors (the “Board”) to designate and issue shares of preferred stock from time to time in one or more series, each such series to have such distinctive designation as shall be stated and expressed in the resolution or resolutions adopted by our Board providing for the initial issuance of shares of such series, without stockholder approval. Our Board may fix and determine the preferences, limitations and relative rights of each series of preferred stock.

Common Stock

Dividends. Subject to the prior rights of the holders of any preferred stock that may be outstanding, when and as dividends are declared, whether payable in cash, in property or in shares of our common stock, the holders of our common stock are entitled to share equally, share for share, in such dividends. The timing, declaration, amount and payment of future dividends depends on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant. Our Board makes all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Voting Rights. Every holder of our common stock is entitled to one vote for each share standing in its name on the books of Cable One on all matters submitted to a vote of our stockholders. As discussed further below, our Board is divided into three classes as of May 14, 2020, but will be declassified over a three-year period. Following our annual meeting of stockholders to be held in 2023, our Board will be fully declassified. Holders of our common stock do not have cumulative voting rights in the election of directors.

Other Rights. In the event of our liquidation, dissolution or winding up, either voluntary or involuntary, after payment shall have been made to the holders of any preferred stock that may be outstanding, the holders of our common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all our remaining assets available for distribution to our stockholders. The holders of our common stock do not have preemptive rights, conversion rights or preferential rights to subscribe for shares of our common stock. There are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid. The issued and outstanding shares of our common stock are fully paid and non-assessable. Any additional shares of common stock that we may issue in the future will also be fully paid and non-assessable.

Listing. Our common stock is publicly traded under the ticker symbol “CABO” listed on The New York Stock Exchange.

Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Certain provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by our Board and to discourage certain types of transactions that may involve an actual or threatened change of control.

Classified Board. Our Amended and Restated Certificate of Incorporation provides that our Board is divided into three classes of directors as of May 14, 2020. Except as discussed below, directors stand for election on a staggered basis, such that only approximately one third of the directors constituting our Board may change each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Commencing with our annual meeting of stockholders to be held in 2021, our Amended and Restated Certificate of Incorporation provides for the phased-in elimination of the classified nature of our Board. The directors standing for election at the annual meeting of stockholders to be held in 2021 (and each subsequent annual meeting) will be elected for one-year terms and subject to annual elections. Accordingly, our Board will no longer be classified under Section 141(d) of the Delaware General Corporation Law (the “DGCL”) following our annual meeting of stockholders to be held in 2023. Our Amended and Restated Certificate of Incorporation provides that the number of directors will be fixed from time to time by our Board. Our Amended and Restated Certificate of Incorporation also provides that, subject to any rights of holders of preferred stock and except as otherwise provided by law, any vacancy on our Board, including a vacancy resulting from an increase in the size of our Board, may be filled only by vote of a majority of our directors then in office. Although the classified nature of our Board is in the process of being eliminated, it could have the interim effect of delaying or discouraging an acquisition of us or a change in our Board or management.

Blank Check Preferred Stock. Our Amended and Restated Certificate of Incorporation authorizes our Board to designate and issue, without any further vote or action by the stockholders, up to four million shares of preferred stock from time to time in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control.

No Stockholder Action by Written Consent. Our Amended and Restated Certificate of Incorporation expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders.

Special Stockholder Meetings. Our Amended and Restated By-laws provide that only our Chief Executive Officer and a majority of our directors are able to call a special meeting of stockholders. Stockholders are not permitted to call a special meeting or require our Board to call a special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our Amended and Restated By-laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. Proper notice must be timely, generally between 90 and 120 days prior to first anniversary of the prior year’s annual meeting (or, in the case of special meetings, between 60 and 90 days prior to the date of the relevant meeting), and must include, among other information, the name and address of the stockholder giving the notice, a representation that such stockholder is a holder of record of our common stock as of the date of the notice, certain information regarding such stockholder’s beneficial ownership of our securities and any derivative instruments based on or linked to the value of or return on our securities as of the date of the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director, a brief description of any other business such stockholder proposes to bring before the meeting and the reason for conducting such business and a representation as to whether such stockholder intends to solicit proxies.

Amendments to Our Amended and Restated By-laws. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws each provide that the approval of our Board or the affirmative vote of stockholders holding at least 66 2⁄3% of the combined voting power of the outstanding shares of our capital stock entitled to vote in the election of directors, voting as a single class, is required to alter, amend or repeal, or adopt any new provision in, our Amended and Restated By-laws. These provisions make it more difficult for stockholders to make changes to our Amended and Restated By-laws that are opposed by our Board.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

General

We may sell shares of our common stock offered under this prospectus in one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	directly to investors;

●	through agents;

●	in a subscription rights offering to our existing security holders;

●	through a combination of any of these methods of sale; or

●	any other method permitted by law or described in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions: at a fixed price, or prices, which may be changed from time to time; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices.

If underwriters are used in the sale, the shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	in privately negotiated transactions;

●	in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at market prices prevailing at the time of sale, or at prices related to those prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the common stock and any applicable restrictions. The prospectus supplement for each offering of common stock will describe, to the extent required, information with respect to that offering, including:

●	the terms of the offering;

●	any delayed delivery arrangements;

●	the name or names of the agent or any underwriters and the respective amounts underwritten;

●	the purchase price and the proceeds to us from that sale;

●	any underwriting discounts or commissions and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	the public offering price;

●	details regarding options under which underwriters may purchase additional shares, if any;

●	any material relationship with underwriters; and

●	any other material terms of the offering.

Registration of shares of our common stock covered by this prospectus does not mean that those securities necessarily will be offered or sold.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell the shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use shares received from us in settlement of those derivative transactions to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge shares of our common stock to a financial institution or other third party that in turn may sell the shares using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our shares or in connection with a simultaneous offering of other shares offered by this prospectus.

Underwriters, Agents and Dealers

If underwriters are used in the sale of our shares of common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The shares of common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters without a syndicate. Generally, the underwriters’ obligations to purchase the shares will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares if they purchase any of the shares. We may use underwriters with which we have a material relationship and, if so, we will name the underwriter and describe the nature of the relationship in the prospectus supplement.

We may sell the shares of our common stock through agents or dealers designated by us from time to time. When we sell shares through agents or dealers, the prospectus supplement will name any agent or dealer involved in the offer or sale of shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our shares of common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

We may grant underwriters who participate in the distribution of our shares of common stock an option to purchase additional shares to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions in connection with the sale of our shares of common stock. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement for any shares offered by us will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our shares of common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our shares. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our shares of common stock may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities

In connection with an offering through underwriters, an underwriter may, to the extent permitted by applicable rules and regulations, purchase and sell shares of our common stock in the open market. These transactions, to the extent permitted by applicable rules and regulations, may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional shares from us, the underwriters may consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales, which may be prohibited or restricted by applicable rules and regulations, are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the shares of our common stock, the underwriters may bid for or purchase shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the shares to the extent that it discourages resale of the shares. The magnitude or effect of any stabilization or other transactions is uncertain.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our shares of common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any shares sold will be sold at prices related to the then prevailing market prices for our shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Indemnification

We may indemnify underwriters, dealers, agents or remarketing firms who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions.

Direct Sales

We may sell any of the shares of common stock directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable shares and we will describe the terms of any sales of these shares in the applicable prospectus supplement.

Trading Market and Listing of Shares

Any shares of our common stock sold pursuant to a prospectus supplement will be listed on the NYSE. It is possible that one or more underwriters may make a market in the shares, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the shares.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

 The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Delta Communications, L.L.C. and Fidelity Communication's Data, Video and Voice Business from the assessment of internal control over financial reporting because they were acquired by the registrant in purchase business combinations during 2019) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 The audited statement of assets acquired and liabilities assumed of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets as of October 1, 2019 included in Cable One, Inc.’s Current Report on Form 8-K/A dated December 16, 2019 has been so incorporated in reliance on the report (which contains an emphasis of matter paragraph regarding preparation of the special purpose statement of assets acquired and liabilities assumed of Fidelity Communications Co.’s Data, Video and Voice Business and Certain Related Assets, as described in Note 1, in accordance with an SEC waiver received by Cable One, Inc., for the purpose of complying with Rule 3-05 of the SEC’s Regulation S-X) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8‑K):

●
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 28, 2020 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2020 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed on May 11, 2020;

●	our Current Report on Form 8-K/A filed on December 16, 2019 and our Current Report on Form 8-K filed on May 18, 2020; and

●
the description of our common stock contained in Amendment No. 4 to our Registration Statement on Form 10 filed on June 4, 2015, including any amendments or reports filed for the purposes of updating such description.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained, incorporated by reference or deemed incorporated by reference in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to Cable One, Inc., 210 E. Earll Drive, Phoenix, Arizona 85012 (telephone: (602) 364-6000). Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at https://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website for free at http://ir.cableone.net by selecting “Documents” under “SEC Filings.” The information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses payable by us in connection with the sale and distribution of the common stock registered hereby, other than underwriting discounts or commissions.

SEC registration fee	$	*
Printing fees and expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Transfer agent’s fees and expenses	$	**
Miscellaneous expenses	$	**
Total	$	*
*
Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of common stock under this registration statement, and are therefore not estimable at this time.

**
These fees are calculated based on the number of issuances and amount of common stock offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cable One, Inc. is incorporated under the laws of Delaware.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter, therein, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred in connection therewith. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Our Amended and Restated By-laws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws, agreement, vote of stockholders, or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by our Board pursuant to the applicable procedure outlined in our Amended and Restated By-laws.

The foregoing summaries are necessarily subject to the complete text of the statute, our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference as if fully set forth herein.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of  the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, state of Arizona, on May 18, 2020.

CABLE ONE, INC.

By:	/s/ Steven S. Cochran
	Name	Steven S. Cochran
	Title	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julia M. Laulis, Steven S. Cochran, and Peter N. Witty, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-facts and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 18, 2020.

Signature	Title

/s/ Julia M. Laulis	Chair of the Board, President and Chief Executive Officer (Principal Executive Officer)
Julia M. Laulis

/s/ Steven S. Cochran	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Steven S. Cochran

/s/ Brad D. Brian	Director
Brad D. Brian

/s/ Thomas S. Gayner	Director
Thomas S. Gayner

/s/ Deborah J. Kissire	Director
Deborah J. Kissire

Signature	Title

/s/ Mary E. Meduski	Director
Mary E. Meduski

/s/ Thomas O. Might	Director
Thomas O. Might

/s/ Kristine E. Miller	Director
Kristine E. Miller

/s/ Alan G. Spoon	Director
Alan G. Spoon

/s/ Wallace R. Weitz	Director
Wallace R. Weitz

/s/ Katharine B. Weymouth	Director
Katharine B. Weymouth

EXHIBIT INDEX

Exhibit No.	Description
1.1+	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of Cable One, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Cable One, Inc. filed on May 18, 2020).
3.2	Amended and Restated By-laws of Cable One, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of Cable One, Inc. filed on July 1, 2015).
5.1*	Opinion of Cravath, Swaine & Moore LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Cravath, Swaine & Moore LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages to this Registration Statement)
________________
*	Filed herewith.
+	To be filed as an exhibit to a Current Report on Form 8-K or other filings incorporated herein by reference or to a post-effective amendment hereto, if applicable.